CREDIT AGREEMENT


                                dated as of


                             September 4, 1997


                                   among


                      HOME PROPERTIES OF NEW YORK, L.P.



                          The Lenders Party Hereto


                                    and


                         THE CHASE MANHATTAN BANK,
                          as Administrative Agent

                        ___________________________

                           CHASE SECURITIES INC.,
                                as Arranger

                        ___________________________

                   MANUFACTURERS AND TRADERS TRUST COMPANY,
                                as Co-Agent

                             TABLE OF CONTENTS
                                                                         Page

                                   ARTICLE I

                                  Definitions

SECTION 1.01.  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.  Classification of Loans and Borrowings. . . . . . . . . . . . .16
SECTION 1.03.  Terms Generally . . . . . . . . . . . . . . . . . . . . . . . .16
SECTION 1.04.  Accounting Terms; GAAP. . . . . . . . . . . . . . . . . . . . .16


                                   ARTICLE II

                                  The Credits

SECTION 2.01.  Commitments; Extension of Maturity Date . . . . . . . . . . . .17
SECTION 2.02.  Loans and Borrowings. . . . . . . . . . . . . . . . . . . . . .17
SECTION 2.03.  Requests for Borrowings . . . . . . . . . . . . . . . . . . . .18
SECTION 2.04.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 2.05.  Funding of Borrowings . . . . . . . . . . . . . . . . . . . . .22
SECTION 2.06.  Interest Elections. . . . . . . . . . . . . . . . . . . . . . .22
SECTION 2.07.  Termination and Reduction of Commitments. . . . . . . . . . . .24
SECTION 2.08.  Repayment of Loans; Evidence of Debt. . . . . . . . . . . . . .24
SECTION 2.09.  Prepayment of Loans . . . . . . . . . . . . . . . . . . . . . .24
SECTION 2.10.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
SECTION 2.11.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 2.12.  Alternate Rate of Interest. . . . . . . . . . . . . . . . . . .27
SECTION 2.13.  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . .28
SECTION 2.14.  Break Funding Payments. . . . . . . . . . . . . . . . . . . . .29
SECTION 2.15.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs . .30
SECTION 2.17.  Mitigation Obligations; Replacement of Lenders. . . . . . . . .31


                                  ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers. . . . . . . . . . . . . . . . . . . . . .32
SECTION 3.02.  Authorization; Enforceability . . . . . . . . . . . . . . . . .32
SECTION 3.03.  Governmental Approvals; No Conflicts. . . . . . . . . . . . . .33
SECTION 3.04.  Financial Condition; No Material Adverse Change . . . . . . . .33
SECTION 3.05.  Properties. . . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 3.06.  Intellectual Property . . . . . . . . . . . . . . . . . . . . .34
SECTION 3.07.  Litigation and Environmental Matters. . . . . . . . . . . . . .34
SECTION 3.08.  Compliance with Laws and Agreements . . . . . . . . . . . . . .35
SECTION 3.09.  Investment and Holding Company Status . . . . . . . . . . . . .35
SECTION 3.10.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 3.11.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 3.12.  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 3.13.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 3.14.  REIT Status . . . . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 3.15.  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 3.16.  Margin Regulations. . . . . . . . . . . . . . . . . . . . . . .36
SECTION 3.17.  Representations and Warranties in the Loan Documents. . . . . .37


                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Effective Date. . . . . . . . . . . . . . . . . . . . . . . . .37
SECTION 4.02.  Each Credit Event . . . . . . . . . . . . . . . . . . . . . . .38


                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information. . . . . . . . . . .39
SECTION 5.02.  Notices of Material Events. . . . . . . . . . . . . . . . . . .41
SECTION 5.03.  Existence; Conduct of Business. . . . . . . . . . . . . . . . .42
SECTION 5.04.  Payment of Obligations. . . . . . . . . . . . . . . . . . . . .42
SECTION 5.05.  Maintenance of Properties; Insurance; Management. . . . . . . .42
SECTION 5.06.  Books and Records; Inspection Rights. . . . . . . . . . . . . .43
SECTION 5.07.  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .43
SECTION 5.08.  Use of Proceeds and Letters of Credit . . . . . . . . . . . . .43
SECTION 5.09.  Company Status. . . . . . . . . . . . . . . . . . . . . . . . .44
SECTION 5.10.  Ownership of Projects and Property; Unencumbered Assets . . . .44
SECTION 5.11.  Shareholder Communication, Filings, etc . . . . . . . . . . . .44
SECTION 5.12.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . .44


                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Indebtedness and Other Financial Covenants. . . . . . . . . . .44
SECTION 6.02.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
SECTION 6.03.  Fundamental Changes . . . . . . . . . . . . . . . . . . . . . .45
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions . . .46
SECTION 6.05.  Hedging Agreements. . . . . . . . . . . . . . . . . . . . . . .47
SECTION 6.06.  Transactions with Affiliates. . . . . . . . . . . . . . . . . .47
SECTION 6.07.  Restriction on Fundamental Changes. . . . . . . . . . . . . . .47
SECTION 6.08.  Margin Regulations; Securities Laws . . . . . . . . . . . . . .47
SECTION 6.09.  Negative Covenants of the Company and the QRS Subsidiary. . . .47

                                  ARTICLE VII

                               Events of Default


                                  ARTICLE VIII

                            The Administrative Agent


                                   ARTICLE IX

                                 Miscellaneous

SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
SECTION 9.02.  Waivers; Amendments . . . . . . . . . . . . . . . . . . . . . .52
SECTION 9.03.  Expenses; Indemnity; Damage Waiver. . . . . . . . . . . . . . .54
SECTION 9.04.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . .55
SECTION 9.05.  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 9.06.  Counterparts; Integration; Effectiveness. . . . . . . . . . . .57
SECTION 9.07.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 9.08.  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process. . .57
SECTION 9.10.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . .58
SECTION 9.11.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .58
SECTION 9.12.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .58
SECTION 9.13.  Interest Rate Limitation. . . . . . . . . . . . . . . . . . . .59



SCHEDULES:

Schedule 2.01--Commitments
Schedule 3.02--Ownership Structure
Schedule 3.04--Existing Indebtedness
Schedule 3.07--Disclosed Matters
Schedule 3.13--Insurance

EXHIBITS:

Exhibit A--Form of Assignment and Acceptance
Exhibit B--Form of Guaranty
Exhibit C--Form of Note
Exhibit D-1--Form of Borrowing Request and Compliance Certificate
Exhibit D-2--Form of Notice of Issuance and Compliance Certificate Exhibit E--Form of Opinion of Borrower's Counsel
Exhibit F--Form of Quarterly/Annual Compliance Certificate

CREDIT AGREEMENT, dated as of September 4, 1997, among HOME PROPERTIES OF NEW YORK, L.P., a New York limited partnership, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent, and MANUFACTURERS AND TRADERS TRUST COMPANY, as Co-Agent.

            The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Adjusted EBITDA" means, for any period, EBITDA for such period plus management, development and other income for such period less the Capital Expenditure Reserve Amount for such period.

            "Adjusted NOI" means, for any period, NOI for such period from Eligible Projects less the Capital Expenditure Reserve Amount for such period.

            "Adjusted Unencumbered NOI" means, for any period, Adjusted NOI derived from Unencumbered Eligible Projects and which Adjusted NOI is not subject to any Liens,

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Adjusted Recourse Secured Indebtedness" means Recourse Secured Indebtedness where for the purposes of clause (b) of the definition of Recourse Secured Indebtedness (i) the Secured Indebtedness to Total Property Value of the Project is greater than 60% or (ii) the ratio of Adjusted NOI to Debt Service of the Project is less than 1.4 to 1.0.

            "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "Annual Compliance Certificate" shall have the meaning set forth in Section 5.01(b)(iii).

            "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "Applicable Eurodollar Margin" means, for any day, 125 basis points.

            "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R.
Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

            "Bankruptcy Code" shall have the meaning set forth in Section
3.15.

            "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.


            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Book Value" means the value at which a Property is reported on the financial statements of the Company in accordance with GAAP, less the amount of any Indebtedness or Liens related to such Property.

            "Borrower" means Home Properties of New York L.P., a New York limited partnership.

            "Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

            "Borrowing Request" means a request by the Borrower for a Revolving Loan in accordance with Section 2.03.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "CAD" means "cash available for distribution" and shall mean, for any period, FFO less an annual reserve for anticipated recurring, nonrevenue generating capitalized costs, as reported on the financial statements of the Company in accordance with GAAP.

            "Capital Expenditure Reserve Amount" means, for any period, an amount equal to (i) $350 multiplied by the number of apartment units contained in all Projects multiplied by (ii) a fraction, the numerator of which is equal to the number of days in such period and the denominator of which is equal to 365.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Cash and Cash Equivalents" means unrestricted (i) cash;
(ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's, provided that the maturities of such Cash and Cash Equivalents shall not exceed one year; (iv) publicly traded equity securities issued by a REIT that primarily owns multi-family properties; and (iv) other marketable securities acceptable to the Required Lenders.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Seciton 96011 et seq., any amendments thereto, any successor, statutes and any regulations or guidance promulgated thereunder.

            "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor
(ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower or the Company by any Person or group.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Co-Agent" means Manufacturers and Traders Trust Company, in its capacity as co-agent for the Lenders hereunder.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $50,000,000.

            "Company" means Home Properties of New York, Inc., a New York corporation.

            "Consolidated Businesses" means the Company, the Borrower, the Management Companies, and their wholly-owned Subsidiaries.

            "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contin-gent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, (1) guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim and (2) Low Income Housing Credit Program Guarantees shall not be deemed to be Contingent Obligations. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody's or S&P, and (ii) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Debt of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Per-son.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.07.

            "dollars" or "$" refers to lawful money of the United States of America.

            "Debt Service" means for any period the sum of (i) all interest obligations accrued on all Indebtedness with respect to a Project, (ii) all payments of principal required to be made (other than payments of any principal balance remaining to be paid by the terms of the applicable Indebtedness at the maturity thereof) with respect to any Indebtedness on a Project and (iii) the amortization of loan fees, original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations and hedging costs (but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness) during such period.

            "EBITDA" means, for any period, NOI for such period, less allocated corporate marketing, general and administrative expenses for such period.

            "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

            "Eligible Project" means any Project that (i) is 100% owned by a Consolidated Business, free of all title defects and material structural defects, (ii) has achieved an occupancy rate of not less than 80%, (iii) is managed by the Borrower, either Management Company or other Subsidiary of the Borrower, (iv) is free of all Hazardous Materials as verified by an environmental assessment report in form and substance satisfactory to the Administrative Agent.

            "Eligible Assignee" means (i) a Lender or any Affiliate thereof;
(ii) a commercial bank having total assets in excess of $5,000,000,000;
(iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development having total assets in excess of $10,000,000,000; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $1,000,000,000 or is otherwise reasonably acceptable to the Administrative Agent.

            "Encumbered Eligible Project" means any Eligible Project all or any portion of which is encumbered by a Lien.

            "Environmental Laws" means any and all present and future federal, state or local laws, rules, regulations, statutes or codes and any and all ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary of the Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the presence, generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Value" means Total Value less Total Outstanding
Indebtedness.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in
Article VII.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FFO" means "funds from operations" as defined in the National Association of Real Estate Investment Trusts ("NAREIT") White Paper on Funds From Operations as approved by the NAREIT Board of Governors on March 3, 1995.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Fixed Charges" means, with respect to any fiscal period, the sum of (a) Total Interest Expense and (b) the aggregate of all scheduled principal payments on Indebtedness made or required to be made during such fiscal period for the Consolidated Businesses (but excluding balloon payments of principal due upon the stated maturity of an Indebtedness) and (c) the aggregate of all dividends declared and payable on the Company's, the Borrower's or any of their Subsidiaries' preferred stock or preferred partnership units, as the case may be, provided, however, that the distributions payable on the currently outstanding Class A Limited Partnership Interests of the Borrower shall not be included in this clause
(c).

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "General Partner" means the Company and any successor general partner(s) of the Borrower.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or
(d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) guarantees of completion unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Guaranty in an amount equal to any such claim and (iii) Low Income Housing Credit Program Guarantees.

            "Guaranty" means the Guaranty Agreement of even date herewith made by the Company for the benefit of the Lenders in the form attached hereto as Exhibit B.

            "Hazardous Materials" means toxic substances, hazardous waste, hazardous materials or hazardous substances, as such terms are defined in the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 9601 et seq.), the Comprehensive Environmental, Response, Compensation and Liability Act, as amended (42 U.S.C. Sections 9601 and 9657 et seq.) and/or the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), and the regulations promulgated pursuant to any such laws, any asbestos or asbestos related products and any oils, petroleum-derived compounds or pesticides; provided that "Hazardous Materials" shall not include (a) materials which exist in quantities or in a compounded non-hazardous form in compliance with all applicable Federal, state and local laws, ordinances, rules and regulations such as asphalt contained in road surfacing materials and (b) materials customarily used in the day-to-day operation and maintenance of the Properties which are stored, used and disposed of in accordance with all applicable Federal, state and local laws, ordinances, rules and regulations such as cleaning fluids.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrower and (c) any items of personal property.

            "Indebtedness" of any Person means, without duplication, (a) all obligations (including, without limitation, Contingent Obligations) of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations (including, without limitation, Contingent Obligations) of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations (including, without limitation, Contingent Obligations) of such Person upon which interest charges are customarily paid,
(d) all obligations (including, without limitation, Contingent Obligations) of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations (including, without limitation, Contingent Obligations) of such Person,
(i) all obligations (including, without limitation, Contingent Obligations) of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations (including, without limitation, Contingent Obligations) of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Loan in accordance with Section 2.06.

            "Interest Payment Date" means the first day of each calendar month.

            "Interest Period" means the period commencing on the date of any Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lease" means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Loan Documents" means this Agreement, the Notes, the Guaranty and all other instruments, agreements and written obligations between the Borrower and any of the Lenders pursuant to or in connection with the transactions contemplated hereby.

            "Low Income Housing Credit Program Guarantees" means the assurance by the Borrower to limited partners of certain Affiliates of the Borrower, of which the Borrower or a Subsidiary of the Borrower is the general partner, that the real properties developed and operated by such Affiliates under the Low Income Housing Tax Credit program established under the Code will be kept in compliance with applicable requirements to avoid loss of, or recapture of, low income housing tax credits.

            "Management Company" means either, (i) Home Properties Management, Inc., a Maryland corporation, 99% of the issued and outstanding capital stock of which is and shall continue to be owned, beneficially and of record, by the Borrower, and (ii) Conifer Realty Corporation, a Maryland corporation,
99% of the issued and outstanding capital stock of which is and shall continue to be owned, beneficially and of record, by the Borrower.

            "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G of the Federal Reserve Board as in effect from time to time.

            "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations or condition (financial or otherwise) of the Borrower and its wholly-owned Subsidiaries, taken as a whole, (b) the ability of the Company, the Borrower or any of their Subsidiaries to perform any of their obligations under this Agreement or the Loan Documents or
(c) the rights of or benefits available to the Lenders under this Agreement or the Loan Documents.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $7,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary of the Borrower in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

            "Maturity Date" means September 4, 1999, as the same may be extended as provided in Section 2.01(b).

            "Maximum Availability" means the lesser of (a) $50,000,000 and (b) the sum of (i) 60% of the Total Property Value of Unencumbered Eligible Projects plus (ii) 60% of the Total Property Value of Encumbered Eligible Projects minus the amount of any Secured Indebtedness affecting such Projects, provided that such amount in this clause (ii) shall not be less than zero.

            "Money Market", when used in reference to any Loan or Borrowing, refers to whether such Loan or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Money Market Rate.

            "Money Market Loan Maturity Date" means, with respect to any Money Market Loan, the maturity date requested by the Borrower in connection therewith (which date shall in no event be later than the earlier of (a) 29 days after the date of such Borrowing thereof and (b) the Maturity Date).

            "Money Market Rate" means, with respect to any proposed Money Market Loan, the quoted rate per annum obtained by the Administrative Agent with respect thereto, and accepted by all the Lenders in their sole discretion, no later than 10:00 a.m., New York City time, two Business Days prior to the requested date of Borrowing (or, in the case of Money Market Loans having a Money Market Maturity Date of six days or less from the relevant date of Borrowing, the quoted rate per annum obtained by the Administrative Agent with respect thereto, and accepted by all the Lenders in their sole discretion, no later than one hour after the quote is obtained by the Administrative Agent, which quote shall in no event be obtained later than 12:00 noon, New York City time, on the relevant date of Borrowing).

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means all cash when and as received in connection with the sale or refinancing of any Real Property, less the amount of Secured Indebtedness required to be repaid in connection with the sale or refinancing of such Real Property, real estate transfer taxes payable in connection with the sale of such Real Property and reasonable costs and expenses paid by the Borrower or its Subsidiaries in connection with such sale or refinancing.

            "Net Offering Proceeds" means all cash received by the Company as a result of the sale of common shares, preferred shares, partnership interests, limited liability company interests, convertible securities or other ownership or equity interests in the Company, less customary costs and discounts of issuance paid by the Company.

            "NOI" means net operating income derived from Projects determined in accordance with GAAP, adjusted, however, to exclude accrued rent with respect to tenants that are more than 90 days in arrears in the payment of rent, and further adjusted to account for the actual management fee, if any, paid with respect to the Projects.

            "Note" means a promissory note in the form attached hereto as Exhibit C payable to a Lender, evidencing certain of the Obligations of the Borrower to such Lender and executed by the Borrower, as the same may be amended, supplemented, modified or restated from time to time; "Notes" means, collectively, all of such Notes outstanding at any given time.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

            (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary of the Borrower;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" means:

            (a) Cash and Cash Equivalents;

            (b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (d) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

            (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (b) above and entered into with a financial institution satisfying the criteria described in clause (d) above.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Project" means any residential housing building, related group of buildings or community owned 100%, directly or indirectly, by any of the Consolidated Businesses.

            "Property" means any Real Property or personal property, plant, building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any Consolidated Business.

            "QRS Subsidiary" means the Company's wholly-owned Subsidiary that after the date hereof owns limited partnership interests in the Borrower.

            "Qualified Community Reinvestment Projects" means those Projects that comply with the Community Reinvestment Act or other applicable federal and state laws.

            "Quarterly Compliance Certificate" shall have the meaning set forth in Section 5.01(a)(iii).

            "Real Property" means all of the Borrower's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any IMarket Loan, the maturity date requested by the Borrower in connection therewith (which date shall in no event be later than the earlier of (a) 29 days after the date of such Borrowing thereof and (b) the Maturity Date).

          "Money Market Rate" means, with respect to any proposed Money Market Loan, the quoted rate per annum obtained by the Administrative Agent with respect thereto, and accepted by all the Lenders in their sole discretion, no later than 10:00 a.m., New York City time, two Business Days prior to the requested date of Borrowing (or, in the case of Money Market Loans having a Money Market Maturity Date of six days or less from the relevant date of Borrowing, the quoted rate per annum obtained by the Administrative Agent with respect thereto, and accepted by all the Lenders in their sole discretion, no later than one hour after the quote is obtained by the Administrative Agent, which quote shall in no event be obtained later than 12:00 noon, New York City time, on the relevant date of Borrowing).

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means all cash when and as received in connection with the sale or refinancing of any Real Property, less the amount of Secured Indebtedness required to be repaid in connection with the sale or refinancing of such Real Property, real estate transfer taxes payable in connection with the sale of such Real Property and reasonable costs and expenses paid by the Borrower or its Subsidiaries in connection with such sale or refinancing.

          "Net Offering Proceeds" means all cash received by the Company as a result of the sale of common shares, preferred shares, partnership interests, limited liability company interests, convertible securities or other ownership or equity interests in the Company, less customary costs and discounts of issuance paid by the Company.

          "NOI" means net operating income derived from Projects determined in accordance with GAAP, adjusted, however, to exclude accrued rent with respect to tenants that are more than 90 days in arrears in the payment of rent, and further adjusted to account for the actual management fee, if any, paid with respect to the Projects.

          "Note" means a promissory note in the form attached hereto as Exhibit C payable to a Lender, evidencing certain of the Obligations of the Borrower to such Lender and executed by the Borrower, as the same may be amended, supplemented, modified or restated from time to time; "Notes" means, collectively, all of such Notes outstanding at any given time.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

          (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interefere with the ordinary conduct of business of the Borrower or any Subsidiary of the Borrower;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

          (a)     Cash and Cash Equivalents;

          (b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (d) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

          (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (b) above and entered into with a financial institution satisfying the criteria described in clause (d) above.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan BAnk as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Project" means any residential housing building, related group of buildings or community owned 100%, directly or indirectly, by any of the Consolidated Businesses.

          "Property" means any Real Property or personal property, plant, building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any Consolidated Business.

          "QRS Subsidiary" means the Company's wholly-owned Subsidiary that after the date hereof owns limited partnership interests in the Borrower.

          "Qualified Community Reinvestment Projects" means those Projects that comply with the Community Reinvestment Act or other applicable federal and state laws.

          "Quarterly Compliance Certificate" shall have the meaning set forth in Section 5.01(a)(iii).

          "Real Property" means all of the Borrower's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto,
(iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses
(iii) and (iv) above.

            "Recourse Secured Indebtedness" means (a) Guarantees of the mpany, the Borrower and their Subsidiaries and (b) Secured Indebtedness affecting any Project that is recourse to the Borrower or its Subsidiaries.

            "Register" has the meaning set forth in Section 9.04.

            "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Code.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 75% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

            "Restricted Payment" is defined in Section 6.01 hereof.

            "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

            "Revolving Loan" means a Loan made pursuant to Section 2.03.

            "S&P" means Standard & Poor's.

            "Secured Indebtedness" means any Indebtedness secured by a Lien.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable non-personal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical
Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately
10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

            "Total Interest Expense" means, for any period, the sum of (i) interest expense of the Consolidated Businesses paid during such period and
(ii) interest expense of the Consolidated Businesses accrued and/or capitalized for such period in each case including participating interest expense, the amortization of loan fees, original issue discount, non-cash interest payment, the interest component of Capital Lease Obligations and hedging costs but excluding extraordinary interest expense, and net of amor-tization of deferred costs associated with new financings or refinancings of existing Indebtedness.

            "Total Outstanding Indebtedness" means, as of any date, the sum of (i) all Indebtedness of the Consolidated Businesses and (ii) without duplication, all Contingent Obligations of the Consolidated Businesses which are recourse to the Borrower. "Total Outstanding Indebtedness" shall not be deemed to include (a) completion guarantees of construction loans or (b) Low Income Housing Tax Credit Program Guarantees.

            "Total Property Value" means, as of any date, the sum of (i) with respect to all Eligible Projects which have been owned by the Borrower for not less than four full consecutive calendar quarters, as of the first day of each fiscal quarter for the immediately preceding consecutive four calendar quarters, an amount equal to Adjusted NOI relating to such Eligible Project for such period divided by an annual interest rate equal to 9.5%, and (ii) with respect to all Eligible Projects which have been owned by the Borrower for less than four full consecutive calendar quarters, an amount equal to the cost of acquiring such Eligible Projects less reasonable and customary transaction costs incurred in connection with such acquisition.

            "Total Value" means, as of any date, the sum of (i) Total Property Value for all Eligible Projects; (ii) an amount equal to 500% of the EBITDA derived from management and development activities of the Consolidated Businesses as of the first day of each fiscal quarter for the immediately preceding consecutive four calendar quarters; (iii) unrestricted Permitted Investments of the Consolidated Businesses; (iv) an amount equal to 50% of Book Value of undeveloped land and Projects on which construction is in progress, up to a maximum of 10% of Total Value before including the amount of Total Value derived from this clause (iv); (v) an amount equal to 75% of all (1) investments in notes secured by mortgages on the Property of any Person (including Affiliates) and (2) obligations of Affiliates and directors, officers and employees of the Company, the Borrower, the Borrower's Subsidiaries, the Borrower's Affiliates and the Management Companies to repay any loans and advances; and (vi) Borrower's pro rata share of investments in Real Property not constituting Eligible Projects, valued at the lower of cost or the value specified in clauses (i) through (vi) above.

            "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the Money Market Rate.

            "Unencumbered Eligible Project" means any Eligible Project with is not an Encumbered Eligible Project.

            "Unsecured Interest Expense" means the interest expense paid, accrued or capitalized on all Total Outstanding Indebtedness that is not Secured Indebtedness for the applicable period.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                  The Credits

            SECTION 2.01. Commitments; Extension of Maturity Date. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Maximum Availability. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

            (b) At the option of the Borrower and subject to the terms and conditions set forth herein, the Borrower may request that the Maturity Date be extended by one year to September 4, 2000. If the Borrower desires to so extend the Maturity Date, it shall deliver written notice of such desire (the "Extension Notice") to the Administrative Agent not later than the date which is ninety (90) days prior to the Maturity Date, together with (i) a certificate of a Financial Officer of the Borrower certifying that (A) the representations and warranties of the Borrower set forth in this Agreement are true and correct on and as of the date of certification, (B) no Default has occurred and is continuing and (C) no event has occurred since the date of this Agreement which has had, and continues to have, or is reasonably likely to have, a Material Adverse Effect; and (ii) the payment of any fee provided for in Section 2.10(c). Upon receipt of the foregoing, the Maturity Date then in effect shall be extended until September 4, 2000, but the Borrower shall have no further right to extend the Maturity Date.

            SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans, Money Market Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accord-ance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurodollar Loan, such Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Loan is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Loan may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Loans outstanding.

            (d) Notwithstanding anything herein to the contrary, at no time shall the aggregate Revolving Credit Exposure be greater than the Maximum Availability.

            (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            (f) Notwithstanding any other provision of this Agreement, no Loans with interest accruing at the Money Market Rate shall be made unless all the Lenders accept the quoted Money Market Rate obtained by the Administrative Agent.

            SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Money Market Borrowing, not later than 11:00 a.m., New York City time, two Business Days before the date of the proposed Borrowing (or, in the case of Money Market Loans having a Money Market Maturity Date of six days or less from the relevant date of Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing), or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit D-1 attached hereto, or such other form approved by the Administrative Agent, and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

           (i)     the aggregate amount of the requested Borrowing;

          (ii)     the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a Money Market Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

           (v) in the case of a Money Market Borrowing, the Money Market Loan Maturity Date to be applicable thereto, which shall be a date contemplated by the definition of the term "Money Market Maturity Date"; and

          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period of one month's duration. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no Money Market Maturity Date is specified with respect to any requested Money Market Borrowing, then the Borrower shall be deemed to have selected a Money Market Maturity Date that is seven days after the date of such Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice in the form of Exhibit D-2 attached hereto, or such other form approved by the Administrative Agent, and signed by the Borrower requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed an amount equal to 10% of the Maximum Availability and (ii) the sum of the total Revolving Credit Exposures shall not exceed the Maximum Availability.

         (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the date that is five Business Days prior to the Maturity Date.

         (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Money Market Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Money Market Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

         (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein,
(ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent, the Lenders and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

         (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or
(i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived to the satisfaction of the Required Lenders.

         SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in
Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing
Bank.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.06. Interest Elections. (a) Each Loan initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Loan, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Loan to a different Type or to continue such Loan and, in the case of a Eurodollar Loan, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

           (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a Money Market Borrowing;

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period"; and

           (v) if the resulting Borrowing is a Money Market Borrowing, the Money Market Loan Maturity Date to be applicable thereto, which shall be a date contemplated by the definition of the term "Money Market Maturity Date."

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, and if any such Interest Election Request requests a Money Market Borrowing but does not specify a Money Market Maturity Date, then the Borrower shall be deemed to have selected a Money Market Maturity Date that is seven days after the date of such Borrowing.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to (i) a Eurodollar Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Loan shall be converted to a Eurodollar Loan with an Interest Period of one month's duration and (ii) a Money Market Loan prior to the Money Market Maturity Date applicable thereto, then, unless such Borrowing is repaid as provided herein, on the Money Market Maturity Date such Loan shall be converted to an ABR Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Loan may be converted to or continued as a Eurodollar Loan and (ii) unless repaid, each Eurodollar Loan shall be converted to an ABR Loan at the end of the Interest Period applicable thereto and each Money Market Loan shall be converted to an ABR Loan on the Money Market Maturity Date applicable thereto.

         SECTION 2.07.  Termination and Reduction of Commitments.  (a)
Unless previously terminated, the Commitments shall terminate on the Maturity Date.

         (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the Revolving Credit Exposures would exceed the total Commitments.

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         SECTION 2.09. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

         (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Loan, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Loan, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment, or (iii) in the case of prepayment of a Money Market Loan, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Loan, the Administrative Agent shall advise the Lenders
of the contents thereof.   Each partial prepayment of any Loan shall be in an
amount that would be permitted in the case of an advance of a Loan of the same Type as provided in Section 2.02. Each prepayment of a Loan shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

         (c) If at any time the Borrower or any of its Subsidiaries receives proceeds from the sale, transfer, assignment, conveyance or refinancing of any Real Property or any interest in any Real Property, the Borrower shall be required to prepay a portion of the Loan in an amount equal to the Net Cash Proceeds unless the Borrower shall have obtained prior written consent from the Required Lenders to retain the Net Cash Proceeds. In the event of a required prepayment in accordance with this clause (c), the Borrower shall simultaneously with the receipt of such Net Cash Proceeds make such prepayment together with the interest accrued to the date of the prepayment on the principal amount prepaid. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 2.14 hereof. Each such prepayment shall be applied to prepay ratably the Loans of the Lender. As used in this clause (c) only, the phrase "sale, transfer, assignment, conveyance or refinancing" shall not include sales or conveyances among Borrower and any of its Subsidiaries.

         (d) If at any time the Revolving Credit Exposure exceeds the Maximum Availability, the Borrower shall be required to prepay a portion of the Loan in an amount equal to such excess. In the event of a required prepayment in accordance with this clause (d), the Borrower shall immediately make such prepayment together with the interest accrued to the date of the prepayment on the principal amount prepaid and shall, to the extent necessary, return or cause to be returned to the Issuing Bank such Letters of Credit so that immediately following such prepayment and return of such Letters of Credit the Revolving Credit Exposure shall not exceed the Maximum Availability; provided that in lieu of returning any such Letters of Credit, the Borrower may deposit with the Administrative Agent cash collateral in accordance with Section 2.04(j). In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 2.14 hereof. Each such prepayment shall be applied to prepay ratably the Loans of the Lender.

         (e) If at any time (i) the Company or the Borrower merges or consolidates with another Person and the Company or the Borrower, as the case may be, is not the surviving entity, or (ii) the Company, the Borrower, any of its Subsidiaries or either Management Company, individually or collectively, ceases to provide property management and leasing services to at least 80% of the total number of Projects in which the Borrower has an ownership interest (the date any such event shall occur being the "Prepayment Date"), the Borrower shall be required to prepay the Loans in their entirety as if the Prepayment Date were the Maturity Date, and the Commitment shall be terminated as of the Prepayment Date, without further notice to the Borrower. In the event of a required prepayment in accordance with this clause (e), the Borrower shall on the Prepayment Date make such prepayment together with the interest accrued to the date of the prepayment on the principal amount prepaid and shall return or cause to be returned all Letters of Credit to the Issuing Bank. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 2.14 hereof. Each such prepayment shall be applied to prepay ratably the Loans of the Lender. Amounts prepaid pursuant to this clause (e) may not be reborrowed.

         SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused facility fee, which shall accrue at a rate of 22.5 basis points per annum on the daily amount of the unused Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued unused facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any unused facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All unused facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate of 125 basis points per annum on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 12.5 basis points per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (c) In the event that the Borrower exercises its option to extend the Maturity Date in accordance with Section 2.10(b), the Borrower shall pay to the Administrative Agent for the account of each Lender an aggregate amount equal to 15 basis points on the then amount of the Commitment, which amount shall be allocated among the Lender's pro rata in the proportion of the respective Commitments of each Lender.

         (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances. Upon its receipt of fees to which the Lenders are entitled, the Administrative Agent shall promptly remit such fees to the Lenders as provided herein.

         SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate, which rates are subject to change without notice to the Borrower as specified in the definition of Alternate Base Rate.

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Eurodollar Margin.

         (c) The Loans comprising each Money Market Borrowing shall bear interest at the Money Market Rate.

         (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

         (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for the immediately preceding calendar month and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.11 shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate and Money Market Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Loan, such Borrowing shall be made as a Money Market Loan with a Money Market Maturity Date of seven days from the date of such Borrowing, provided that if the circumstances giving rise to such notice affect only one Interest Period or one Type of Borrowings, then the other Interest Periods and Type of Borrowings shall be permitted.

         SECTION 2.13.  Increased Costs.  (a)  If any Change in Law shall:

           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith) or
(d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such
Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 380 Madison Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank, which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to
Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                         Representations and Warranties

         The Borrower represents and warrants to the Lenders that:

         SECTION 3.01. Organization; Powers. Each of the Borrower, the Company and their Affiliates is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where it owns property or where the conduct of its business or the ownership of its property or assets (including, without limitation, the Projects) requires such qualification. Neither the Borrower, the Company nor any of their Affiliates are "foreign persons" within the meaning of Section 1445 of the Code.

         SECTION 3.02. Authorization; Enforceability. (a) The Transactions have been duly authorized by all necessary partnership action of the Borrower and the General Partner has the requisite power and authority to execute, deliver and perform this Agreement and the other Loan Documents on behalf of the Borrower. The Guaranty has been duly authorized by all necessary action of the Company and the Company has the requisite power and authority to execute, deliver and perform the Guaranty and the other Loan Documents to which it is a party. This Agreement and each other Loan Document to which it is a party has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Guaranty and each other Loan Document to which it is a party has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         (b) Schedule 3.02 contains a diagram indicating the ownership structure of the Company, the Borrower and their respective Subsidiaries, indicating the nature of such interest with respect to each Person included in such diagram and accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of securities of the Company. None of such issued and outstanding securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such securities, except as noted on such Schedule. The outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable. The Company has no Subsidiaries other than as set forth on such Schedule 3.02.

         SECTION 3.03. Governmental Approvals; No Conflicts. Neither the Transactions nor the execution, delivery and performance of the Loan Documents by the Borrower or the Company, as the case may be, (a) requires any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except as may be required under applicable federal securities laws, (b) violates any applicable law or regulation or the charter, by-laws, partnership agreement or other organizational documents of the Company, the Borrower or any of their Subsidiaries, or any order of any Governmental Authority, (c) violates or results in a default under any indenture, agreement or other instrument binding upon the Company, the Borrower or any of their Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries or (d) results in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 3.04.  Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders (i) its annual audited financial statements for the fiscal year ended December 31, 1996, reported on by Coopers & Lybrand LLP, independent public accountants, and
(ii) quarterly financial statements for the quarter ended June 30, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

         (b) Since June 30, 1997, there has been no change, event or circumstance which has had or is reasonably likely to have a Material Adverse Effect.

         (c) Neither the Borrower nor any of its Subsidiaries has any Contingent Obligation or liability for any taxes, long-term leases or commit-ments, not reflected in its audited financial statements delivered to the Administrative Agent on or prior to the Effective Date or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

         (d) Schedule 3.04 sets forth, as of the date hereof, all Indebtedness of the Borrower and its Subsidiaries and there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity.

         SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its Property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Ownership of all wholly owned Projects and other Property of the Consolidated Businesses is held by the Borrower and its Subsidiaries and is not held directly by the Company.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened proceedings or actions to revoke, attack, invalidate, rescind or modify in any material respect (i) the zoning of any Projects, or any part thereof, or (ii) any building or other permits issued heretofore issued with respect to any Project, or asserting that any such zoning or permits do not permit the operation of any such Project or any part thereof or that any improvements located on such Project cannot be operated in accordance with its intended use or is in violation of applicable law. There are no pending or, to the best knowledge of the Borrower, threatened or contemplated proceedings relating to any (A) taking by eminent domain or other condemnation of any portion of any Project, (B) condemnation or relocation of any roadways abutting any Project and (C) denial of access to any Project from any point of access to such Project. Each Project has adequate and permanent legal access to water, gas and electrical public utilities, storm, and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting such Project), parking and means of access between such Project and public highways over recognized curb cuts; and all of the foregoing comply with all applicable laws, rules and regulations of Governmental Authorities.

         (c) Neither the existence of any Improvements upon a Project or the present use or condition of any Project violate in any material respect any applicable laws, rules and regulations of Governmental Authorities. Each Project may be operated in its current fashion and the Borrower has received no notices from any Governmental Authority alleging any violation by any Project of any applicable laws, rules or regulations. All of the Improvements located on the Projects and the use of such Improvements are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations, and ordinances or in connection with the use, occupancy, and operation thereof. No material portion of any Projects, nor any Improvements located on such Projects that are material to the operation, use, or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood, or other casualty, except to the extent that the same have been restored to their condition prior thereto. No written notices of violation of any federal, state, or local law or ordinance or order or requirement have been received with respect to any Projects.

         (d) There are no pending or, to the best of Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any Project, nor, to the best of Borrower's knowledge, are there any contemplated improvements to any Projects that may result in such special or other assessments.

         (e) Each Project is free of material structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear.

         (f) Each Project is being operated and maintained in accordance with the Borrower's usual and customary business practices.

         SECTION 3.06.  Intellectual Property.   The Company, the Borrower
and their Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company, the Borrower and their Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.07. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the best knowledge of the Borrower, threatened against or affecting the Company, the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

         (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company, the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         (d) Except as may be disclosed in detail by the Borrower to the Lenders in writing from time to time, no Hazardous Materials are located on or about any of the Properties, and the Properties do not contain any underground tanks for the storage or disposal of Hazardous Materials; provided that notwithstanding the delivery of any such notice, the Borrower and each of its Subsidiaries shall at all times be in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Properties except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Further, (i) the Borrower has not, and to the knowledge of the Borrower no other Person has, (A) stored or treated Hazardous Materials,
(B) disposed of Hazardous Materials or incorporated Hazardous Materials into, on or around any of the Properties, and (C) permitted any underground storage tanks to exist on any of the Properties, (ii) no complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions, or Hazardous Materials, if any, or any other environmental, health, or safety matters affecting any of the Properties or any portion thereof, from any person, government or entity, has been issued to the Borrower which has not been remedied or cured, and (iii) the Borrower has complied with all applicable laws, rules or regulations affecting the Properties.

         SECTION 3.08. Compliance with Laws and Agreements. Each of the Company, the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.09. Investment and Holding Company Status. Neither the Company, the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.10. Taxes. Each of the Company, Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.12. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company, the Borrower or any of its Subsidiaries is subject, and all other matters known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.13. Insurance. Schedule 3.13 accurately sets forth as of the Effective Date all insurance policies and programs currently in effect with respect to the Properties, assets and business of the Company, the Bor-rower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other iden-tification number thereof, and (v) the expiration date thereof. The Borrower has delivered to the Administrative Agent copies of all insurance policies set forth on Schedule 3.13. Such insurance policies and programs are currently in full force and effect, and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the re-placement value of the respective Properties and assets of the Borrower and its Subsidiaries.

         SECTION 3.14. REIT Status. The Company qualifies as a REIT under the Code.

         SECTION 3.15. Solvency. Within the meaning of Section 548 of Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), the Uniform Fraudulent Transfer Act and the Uniform Fraudulent Conveyance Act as in effect in any relevant jurisdiction, and any similar laws or statutes, and after giving effect to the transactions contemplated hereby: the fair saleable value of the Borrower's assets exceeds and will, immediately following the making of the Loans, exceed the Borrower's total liabilities including, without limitation, subordinated, unliquidated, disputed, and contingent liabilities; the fair saleable value of the Borrower's assets is and will, immediately following the making of each Loan, be greater than the Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured; the Borrower's assets do not and, immediately following the making of the Loans will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and the Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including without limitation contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and the amounts to be payable on or in respect of obligations of the Borrower).

         SECTION 3.16. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock or margin securities (within the meaning of Regulations G, T, U and X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used, directly or indirectly, to purchase or carry any margin stock or margin securities or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin securities. None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended.

         SECTION 3.17. Representations and Warranties in the Loan Documents. The representations and warranties of the Borrower and the Company, as the case may be, in each of the Loan Documents are true, complete and correct in all material respects, and the Borrower hereby confirms each such representation and warranty as being true, complete and correct in all material respects as of the relevant dates with the same effect as if set forth in its entirety herein.


                                   ARTICLE IV

                                   Conditions

         SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

         (a) The Administrative Agent (or its counsel) shall have received from the Company and each party hereto either (i) a counterpart of this Agreement and all other Loan Documents to which it is a party, signed on behalf of such party including, without limitation, the Guaranty, or
    (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each such Loan Document) that such party has signed a counterpart of this Agreement and all other Loan Documents required to be delivered by the Administrative Agent.

         (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Nixon Hargrave Devans & Doyle LLP, counsel for the Borrower, substantially in the form of Exhibit E, and covering such other matters relating to the Borrower, the Company, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

         (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the Company and their Affiliates, the authorization of the Transactions and any other legal matters relating to the Borrower, the Company and their Affiliates, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

         (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, an Executive Vice President or a Financial Officer of the General Partner, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
    Section 4.02.

         (e) No change in the business, assets, management, operations, financial condition or prospects of the Borrower or any of its Properties shall have occurred since June 30, 1997 which change, in the judgment of the Administrative Agent, will have or is reasonably likely to have a Material Adverse Effect.

         (f) Except as disclosed to the Administrative Agent and the Lend-ers, since June 30, 1997, neither the Borrower nor the Company shall have (i) entered into any (as determined in good faith by the Admin-istrative Agent) commitment or transaction, including, without limita-tion, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower's or the Company's business,
    (ii) declared or paid any dividends or other distributions other than dividends paid to the shareholders of the Company for the quarter ended June 30, 1997, (iii) established compensation or employee benefit plans or (iv) redeemed or issued any equity Securities other than shares of common stock, par value $.01 per share, of the Company (1) issued from time to time pursuant to the terms and conditions of the Company's Dividend Reinvestment and Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan and (2) issued in exchange for limited partnership interests in the Borrower.

         (g) Since June 30, 1997, no agreement or license relating to the business, operations or employee relations of the Borrower or any of its Properties shall have been terminated, modified, revoked, breached or declared to be in default, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Administrative Agent, would result in a Material Adverse Effect.

         (h) Since June 30, 1997, no material adverse change shall have occurred in the conditions in the capital markets or the market for loan syndications generally.

         (i) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

         SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

         (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

         (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

         (c) The Borrower has not received written notice from the Required Lenders that an event has occurred since the date of this Agreement which has had, and continues to have, or is reasonably likely to have, a Material Adverse Effect.

         (d) The Borrower shall have delivered a certificate in the form of Exhibit D-1 or D-2, as applicable, attached hereto, signed by a Financial Officer of the Borrower, (1) representing and certifying that immediately prior to and immediately after the requested Borrowing or the issuance, amendment or extension of a Letter of Credit, the Company, the Borrower and their Subsidiaries are in compliance with the representations, warranties and covenants set forth in this Agreement and (2) including the calculations set forth therein.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) through (d) of this Section 4.02.


                                   ARTICLE V

                             Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

         (a)  Quarterly Reports.

           (i) Borrower Quarterly Financial Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet and the related consolidated statement of operations of the Borrower and its Subsidiaries (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder) for each such fiscal quarter, in each case in form and substance used in the preparation of the consolidating financial statements of the Company and, with respect to the statement of operations, in comparative form, the corresponding figures for the corresponding periods of the previous fiscal year, certified by a Financial Officer of the Borrower as fairly presenting the consolidated financial position of the Borrower as of the dates indicated and the results of their operations for the months indicated in accordance with GAAP, subject to normal quarterly adjustments but without certain footnote disclosures required by GAAP.

          (ii) Company Quarterly Financial Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet and the related consolidated statements of operations and cash flow of the Company, the Borrower and its Subsidiaries on Form 10-Q as at the end of such period and, with respect to the statements of operations and cash flow, setting forth in comparative form the corresponding figures for the correspond-ing period of the previous fiscal year, certified by a Financial Officer of the Company as fairly presenting the consolidated and consolidating financial position of the Company, the Borrower and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments but without certain footnote disclosures required by GAAP
    (as permitted by the requirements for reporting on Form 10-Q).

         (iii) Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to clauses (i) and (ii) of this Section 5.01(a), the Borrower shall deliver a certificate of the Borrower and the Company in the form of Exhibit F attached hereto (the "Quarterly Compliance Certificate"), signed by the Borrower's and the Company's respective Financial Officers, representing and certifying (1) that the Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Company, the Borrower and its Subsidiaries, during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Quarterly Compliance Certificate, of any condition or event which constitutes an Event of Default or Default or mandatory prepayment event, or, if any such condi-tion or event existed or exists, and specifying the nature and period of existence thereof and what action the Company and/or the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto; and (2) the calculations evidencing compliance with each of the financial covenants set forth in Article VI hereof.

         (b)  Annual Reports.

           (i) Borrower Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, a consolidated balance sheet and the related consolidated statement of operations of the Borrower and its Subsidiaries as at the end of such fiscal year, in each case in form and substance used in the preparation of the consolidating financial statements of the Company and, with respect to the statement of operations, in comparative form, the corre-sponding figures for the corresponding periods of the previous fiscal year, certified by a Financial Officer of the Borrower as fairly pre-senting the consolidated financial position of the Borrower as of the dates indicated and the results of their operations for the months indicated in accordance with GAAP, subject to normal year-end adjustments but without certain footnote disclosures required by GAAP.

          (ii) Company Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year,
    (i) an audited consolidated balance sheet and the related consolidated statements of operations and cash flow of the Company and its Subsidiaries on Form 10-K as at the end of such fiscal year and a report setting forth in comparative form the corresponding figures from the consolidated financial statements of the Company and its Subsidiaries for the prior fiscal year; (ii) a report with respect thereto of Coopers & Lybrand LLP or other nationally recognized independent certified public accountants acceptable to the Administrative Agent, which report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the consolidated results of its operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Coopers & Lybrand LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements. The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

         (iii) Annual Compliance Certificates. Together with each delivery of any annual report pursuant to clauses (i) and (ii) of this Section 5.01(b), the Borrower shall deliver a certificate of the Borrower and the Company in the form of Exhibit F attached hereto (the "Annual Com-pliance Certificate"), signed by the Borrower's and the Company's re-spective Financial Officers, representing and certifying (1) that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Company, the Borrower and its Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Annual Compliance Certificate, of any condition or event which constitutes an Event of Default or Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the Company and/or the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto; and (2) the calculations evidencing compliance with each of the financial covenants set forth in Article VI hereof.

         (c) Accountant's Certificate. Concurrently with any delivery of financial statements under clause (b) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines).

         (d) Property Reports. When requested by the Administrative Agent or the Required Lenders, a rent roll and income statement with respect to any Project.

         (e) Community Reinvestment Act. Promptly following any request therefor, such other information regarding the Loans and the use thereof, Qualified Community Reinvestment Projects and the Company, the Borrower and its Subsidiaries as any Lender may request to determine compliance by the Projects with the Community Reinvestment Act or other applicable federal or state law; provided that the Borrower shall have no obligation hereunder to deliver any such information to any Lender more than one time in any calendar quarter.

         (f) Additional Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company, the Borrower or any Subsidiary of the Borrower, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.02. Notices of Material Events. (a) The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

           (i)     the occurrence of any Default;

          (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (iii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000; and

          (iv) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         Each notice delivered under this Section shall be accompanied by a certificate of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         (b) The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following not less than ten (10) Business Days prior to the occurrence thereof: (i) a sale, transfer or other disposition of assets, in a single transaction or series of related transac-tions, for consideration in excess of an amount equal to 10% of the Total Value, (ii) an acquisition of assets, in a single transaction or series of related transactions, for consideration in excess of 10% of the Total Value, and (iii) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, in connection with Indebtedness aggre-gating an amount in excess of 10% of the Total Value. In addition, simulta-neously with delivery of any such notice, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower and its financial Officer certifying that Borrower is in compliance with this Agreement and the other Loan Documents both on a historical basis and on a pro forma basis, exclusive of the property sold, transferred and/or encumbered and inclusive of the property to be acquired or the indebtedness to be incurred, together with calculations, in the form of Schedule B to Exhibit F attached hereto, evidencing compliance with each of the financial covenants set forth in
Article VI hereof.

         To the extent such proposed transaction, after giving effect to the prepayment required to be made pursuant to Section 2.09(c), would result in a failure to comply with the financial covenants set forth herein, the Borrower shall prepay outstanding Loans in such amount, as determined by the Administrative Agent, as may be required to reduce the Obligations so that the Borrower will be in compliance with the covenants set forth herein upon the consummation of the contemplated transaction.

         SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

         SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05.  Maintenance of Properties; Insurance; Management.
(a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep and maintain all Property useful and necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and
(ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are described in Section
3.13 or substantially similar policies and programs as are acceptable to the Administrative Agent.

         (b) The Borrower, its wholly-owned Subsidiaries and either Management Company, individually or collectively, shall at all times manage Projects constituting the greater of (i) 80% of Total Value or (ii) 80% of the total number of apartment units comprising the Projects.

         SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.08. Use of Proceeds and Letters of Credit. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, T, U and X. The proceeds of the Loans will be used only for the purposes of:

         (a) acquisition of residential housing Projects similar to and consistent with the types of Projects owned and/or operated by the Borrower on the Effective Date (including Qualified Community
    Reinvestment Projects), located in the Northeast, Mid-Atlantic and Midwest regions of the United States;

         (b)  renovation of Projects owned and operated by the Borrower;

         (c) redemptions by the Borrower of interests of limited partnership units in the Borrower issued in connection with the acquisition from time to time of Projects;

         (d) financing expansions, renovations and new construction related to Properties owned and operated by the Borrower or its Subsidiaries and Affiliates; provided, however, that in no event, shall more than 50% of aggregate amount of the Loans be used for the construction of any new Projects;

         (e) repayment in full, on or before the Effective Date, of the Borrower's $35,000,000 unsecured revolving credit facility with Manufacturers and Traders Trust Company;

         (f) refinancing of existing Indebtedness for borrowed money secured by Projects;

         (g) payment by the Borrower of distributions to its partners (including the Company); and

         (h) working capital needs of the Borrower, provided, however, in no event shall the LC Exposure and the amount of the Loans used by the Borrower for working capital purposes exceed 10% of the Maximum Availability in the aggregate.

         Promptly upon the utilization of any proceeds of the Loans in connection with the acquisition, expansion, renovation or construction of a Qualified Community Reinvestment Project, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer or other executive officer of the Borrower setting for the details of each such utilization.

         SECTION 5.09. Company Status. The Company shall at all times (a) remain a publicly traded company listed on the New York Stock Exchange, (b) maintain its status as a REIT under Sections 856-860 of the Code and (c) retain direct or indirect management and control of the Borrower.

         SECTION 5.10. Ownership of Projects and Property; Unencumbered Assets. The ownership of substantially all wholly owned Projects and other Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries and shall not be held directly by the Company.

         SECTION 5.11. Shareholder Communication, Filings, etc. Promptly upon the mailing or filing thereof, the Borrower shall deliver to the Administrative Agent copies of all financial statements, reports and proxy statements mailed to the Company's shareholders, and copies of all of the Company's final registration statements and other final documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

         SECTION 5.12. Further Assurances. The Borrower agrees upon demand of the Administrative Agent to do any act or execute any additional documents as may be reasonably required by the Administrative Agent to exercise or enforce its rights under this Agreement, the Notes or the other Loan Documents and to realize thereon. This covenant shall survive the termination of this Agreement until payment in full of all amounts due hereunder or under the Notes and the other Loan Documents, provided that the covenant shall be reinstated if any payment of all amounts due hereunder or under the Notes and the other Loan Documents is required to be returned to the payor or any other party under any applicable bankruptcy law.


                                   ARTICLE VI

                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01. (a) Indebtedness and Other Financial Covenants. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except that the Borrower and/or its Subsidiaries may create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness to the extent that Total Outstanding Indebtedness, would not exceed (i) 55% of Total Value, or
(ii) in the case of Secured Indebtedness of the Consolidated Businesses, 50% of Total Value, or (iii) in the case of Recourse Secured Indebtedness of the Consolidated Businesses, 35% of Total Value, or (iv) in the case of Adjusted Recourse Secured Indebtedness, 12.5% of Total Value. Notwithstanding anything to the contrary herein contained, in no event shall (x) the aggregate amount of completion guarantees with respect to Projects at any time exceed 15% of Total Value and (y) the aggregate amount of Low Income Housing Credit Program Guarantees at any time exceed 15% of Total Value.

         (b) Minimum Equity Value. The Equity Value shall at no time be less than $135,400,000, plus an amount equal to 85% of all Net Offering Pro-ceeds received by the Company after the date hereof.

         (c) Minimum Consolidated Interest Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding four consecutive calendar quarters, the ratio of Adjusted EBITDA to Total Interest Expense for such period shall not be less than 2.15 to 1.0.

         (d) Minimum Unsecured Interest Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding four consecutive calendar quarters, the ratio of Adjusted Unencumbered NOI to Unsecured Inter-est Expense shall not be less than 1.65 to 1.0.

         (e) Minimum Unencumbered Total Property Value. The Total Property Value of Unencumbered Eligible Projects shall at no time be less than the greater of (a) 120% of the Revolving Credit Exposure at such time and (b) $50,000,000. Unencumbered Eligible Projects shall consist at all times of not less than seven Eligible Projects.

         (f) Minimum Fixed Charge Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding four consecutive calendar quarters, the ratio of Adjusted NOI to Fixed Charges shall not be less than
1.8 to 1.0.

         (g) Maximum Dividend Payout Ratio. The Company shall not make any Restricted Payment during any of its fiscal quarters, which, when added to all Restricted Payments made during the three immediately preceding fiscal quarters, exceeds the greater of (i) 90% of FFO, and 110% of CAD, and (ii) the amounts required to maintain its status as a REIT under the Code. For purposes of this provision, "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock or in rights to subscribe for or purchase shares of its capital stock), or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock.

         (h) Maximum Availability. The Revolving Credit Exposure shall not at any time exceed the Maximum Availability. If at any time the Revolving Credit Exposure exceeds the Maximum Availability, the Borrower shall immediately prepay a portion of the Loan in an amount equal to such excess as provided for in Section 2.09(d).

         SECTION 6.02. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a)  Permitted Encumbrances; and

         (b) Liens securing permitted Secured Indebtedness, provided that a maximum Secured Indebtedness in an amount equal to not more than 15% of Total Value may be secured by any one Project or several cross-collateralized Projects.

         SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except (i) in connection with the issuance transfer, conversion or repurchase of limited partnership interests in Borrower, and (ii) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing any Person may merge into the Borrower in a transaction in which the Borrower is the surviving entity and any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving entity.

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

         SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary of the Borrower prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

         (a)  Permitted Investments;

         (b)  investments in Real Property;

         (c) investments (including loans) in the Borrower's Subsidiaries, the Borrower's Affiliates and the Management Company;

         (d) loans to directors, officers and employees of the Company, the Borrower, the Borrower's Subsidiaries, the Borrower's Affiliates and either Management Company;

         (e) investments in notes secured by mortgages on any Real Property of any Person;

         (f) investments in Real Property under development or construction; and

         (g) investments in equity securities issued by a REIT that primarily owns multi-family properties.

         Notwithstanding the foregoing, the investments set forth above shall be limited in the following manner: (i) the aggregate amount of investments in land and/or Real Property under development or construction shall not exceed 10% of Total Value; (ii) the aggregate amount of investments in partnerships, joint ventures, corporations, limited liability companies or other entities which are not wholly-owned by the Borrower or its Subsidiaries shall not exceed 10% of Total Value; (iii) the aggregate amount of invest-ments by the Borrower and its Subsidiaries in Properties which are not residential in nature shall not exceed 5% of Total Value; (iv) the aggregate outstanding principal amount of such loans to directors, officers and employees shall not exceed $10,000,000; and (v) the aggregate amount of investments in equity securities issued by REITs that primarily own multi-family properties shall not exceed 10% of Total Value.

         SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary of the Borrower is exposed in the conduct of its business or the management of its liabilities.

         SECTION 6.06. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than 5% of any class of equity securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that determined by the respective Boards of Directors of the Company to be less favorable to the Borrower or any of its Subsidiaries, as applica-ble, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 6.06 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrower or such Subsidiary, provided that no Event of Default or Default has occurred and is continuing; (b) payment of customary partners' indemnities; or (c) performance of any obligations arising under the Loan Documents.

         SECTION 6.07. Restriction on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or Property, whether now or hereafter acquired, except in connection with issuance, transfer, conversion or repurchase of limited partnership interests in Borrower. Notwithstanding the foregoing, the Borrower shall be permitted to merge with another Person so long as the Borrower is the surviving Person following such merger.

         SECTION 6.08. Margin Regulations; Securities Laws. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         SECTION 6.09. Negative Covenants of the Company and the QRS Subsidiary. (a) The Company will not acquire any assets of any nature whatsoever, other than (i) additional partnership units in the Borrower and
(ii) its interest in the QRS Subsidiary and other Subsidiaries of the Company. The QRS Subsidiary will not acquire any assets of any nature whatsoever, other than its limited partnership interests in the Borrower.

         (b) From and after the date hereof, the Company will not incur any Indebtedness or any other obligations or liabilities or any Liens on its assets or any part thereof except (i) as the general partner of the Borrower in connection with trade payable incurred in the ordinary course of business,
(ii) Indebtedness, the net proceeds of which are contributed to the QRS Subsidiary or the Borrower, as the case may be, simultaneously with the incurrence thereof by the Company, (iii) Guaranties of Indebtedness of any Affiliate of the Company incurred in the ordinary course of such Affiliate's business and (iv) the obligation to pay dividends when and if declared by the Company. From and after the date hereof, the QRS Subsidiary will not incur any Indebtedness or any other obligations or liabilities or any Liens on its assets or any part thereof.

         (c) From and after the date hereof, (i) the Company will not retain any Net Offering Proceeds, and the same will be contributed by the Company to the Borrower, or if the QRS Subsidiary is a limited partner in the Borrower, to the QRS Subsidiary simultaneously with receipt thereof by the Company and
(ii) the QRS Subsidiary will not retain any Net Offering Proceeds so contributed to it by the Company, and the same will be contributed by the QRS Subsidiary to the Borrower simultaneously with receipt thereof by the QRS Subsidiary.

         (d) The Company shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, any of its business or assets, including its interests in the Borrower or in the QRS Subsidiary. Notwithstanding the foregoing, the Company shall be permitted to merge with another Person so long as the Company is the surviving Person following such merger. The QRS Subsidiary shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, any of its business or assets, including its interests in the Borrower.


                                  ARTICLE VII

                               Events of Default

         If any of the following events ("Events of Default") shall occur:

         (a) the Borrower shall fail to pay (i) any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or
    (ii) any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of three days after notice;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
    (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

         (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

         (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article V or in Article VI;

         (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (f) the Company, the Borrower or any Subsidiary of the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

         (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness unless prohibited by this Agreement;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, the Borrower or any Subsidiary of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, the Borrower or any Subsidiary of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) the Company, the Borrower or any Subsidiary of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, the Borrower or any Subsidiary of the Borrower or for a substantial part of its assets,
    (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) the Company, the Borrower or any Subsidiary of the Borrower shall become unable, admit in writing or fail generally to pay its debts as they become due;

         (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Company, the Borrower, any Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company, the Borrower or any Subsidiary of the Borrower to enforce any such judgment;

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000;

         (m)  a Change in Control shall occur;

         (n)  an event shall occur which has a Material Adverse Effect;

         (o) the Company shall fail to (i) maintain its status as a REIT for federal income tax purposes, or (ii) continue as a general partner of the Borrower, or (iii) comply with all Requirements of Law applicable to it and its businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect, or (iv) remain listed on the New York Stock Exchange, or (v) file all tax returns and reports re-quired to be filed by it with any Governmental Authority as and when re-quired to be filed or to pay any taxes, assessments, fees or other gov-ernmental charges upon it or its Property, assets, receipts, sales, use, payroll, employment, licenses, income, or franchises which are shown in such returns, reports or similar statements to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges (A) that are being contested by the Company in good faith by an appropriate proceeding diligently pursued, (B) for which adequate reserves have been made on its books and records, and (C) the amounts the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect;

         (p) the Company shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Company is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or investment in any Person not otherwise permitted under the terms of this Agreement. The Borrower shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Borrower is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement; or

         (q) the Guaranty shall at any time and for any reason other than pursuant to the terms thereof, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Company or the Company shall deny it has any further liability or obligation thereunder;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            The Administrative Agent

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement by a person other than the Administrative Agent, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith by a person other than the Administrative Agent,
(iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein by a person other than the Administrative Agent, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

         Notwithstanding anything to the contrary herein contained, the Co-Agent, the Administrative Agent, each Lender and the Issuing Bank hereby agree that the Co-Agent assumes no obligations, duties or rights of the Administrative Agent under this Agreement, all of which obligations, duties and rights shall be and remain solely vested in the Administrative Agent.


                                   ARTICLE IX

                                 Miscellaneous

         SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, return receipt requested, or sent by telecopy, as follows:

         (a) if to the Borrower, to it at 850 Clinton Square, Rochester, New York 14604, Attention: David P. Gardner (Telecopy No. 716-546-5433), with a copy to the Borrower at the same address, Attention: Amy L. Tait (Telecopy No. 716-546-5433);

         (b) if to the Administrative Agent, to The Chase Manhattan Bank, 380 Madison Avenue, New York, New York 10017, Attention: Charles Hoagland (Telecopy No. 212-622-3395), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention: Jacqueline F. Stein, Esq., Chase Legal Department (Telecopy No. 212-270-2934);

         (c) if to the Issuing Bank, to The Chase Manhattan Bank, 380 Madison Avenue, New York, New York 10017, Attention: Charles Hoagland (Telecopy No. 212-622-3395); and

         (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the prior written consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

         SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside and in-house counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Co-Agent, including the reasonable fees, charges and disbursements of counsel for the Co-Agent, in connection with the review, negotiation and execution of this Agreement, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, and the other Loan Documents including, without limitation, the Note, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) The Borrower hereby indemnifies the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and holds each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of
(i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or
(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the negligence of such Indemnitee proven by clear and convincing evidence (and not merely a preponderance of the evidence) or willful misconduct of such Indemnitee.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

         (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.

         SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and all the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.

         (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, or such other jurisdiction or venue as the Required Lenders may determine, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, or in such other jurisdiction or venue as the Required Lenders may so determine. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

         (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                   HOME PROPERTIES OF NEW YORK, L.P.

                                   By:  Home Properties of New York, Inc.


                                      By:_____________________________________
                                         Name:
                                         Title:


                                   THE CHASE MANHATTAN BANK, individually
                                   and as Administrative Agent,


                                   By:________________________________________
                                      Name:
                                      Title:


                                   MANUFACTURERS AND TRADERS TRUST COMPANY, individually and as Co-Agent


                                   By:________________________________________
                                      Name:
                                      Title:

                                 Schedule 2.01

                                  Commitments



The Chase Manhattan Bank                     $15,000,000
Manufacturers and Traders Trust Company      $35,000,000

                                 Schedule 3.02

                              Ownership Structure


See attached

                                 Schedule 3.04

                             Existing Indebtedness


See attached

                                 Schedule 3.07

                               Disclosed Matters


None

                                 Schedule 3.13

                                   Insurance


See attached

                                   Exhibit A

                       Form of Assignment and Acceptance


See attached

                                   Exhibit B

                                Form of Guaranty


See attached

                                   Exhibit C

                                  Form of Note


See attached

                                  Exhibit D-1

              Form of Borrowing Request and Compliance Certificate


See attached

                                  Exhibit D-2

             Form of Notice of Issuance and Compliance Certificate


See attached

                                   Exhibit E

                     Form of Opinion of Borrower's Counsel


See attached

                                   Exhibit F

                Form of Quarterly/Annual Compliance Certificate